UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2011
THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania	17402

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 717-757-7660
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers
Employment Agreement with Anthony Buccina
On April 12, 2011, The Bon-Ton Stores, Inc. (the “Company”) and Anthony Buccina, the Company’s Vice Chairman, President — Merchandising, entered into an Amendment No. 1 to Employment Agreement (the “Amendment”).
The description of the material terms of the Amendment set forth below is qualified in its entirety by the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
The current Employment Agreement dated February 1, 2009 (the “Employment Agreement”) provides that the term runs until April 30, 2011, and shall renew for successive periods of one year unless either the Company or Mr. Buccina elects not to renew the Employment Agreement. Neither party elected not to renew the Employment Agreement, and the Employment Agreement automatically renewed for an additional one-year term to April 30, 2012. The Amendment continues the provision of the Employment Agreement that provides that the term shall be for one year and shall renew for successive one-year terms beginning May 1st of each year, unless terminated pursuant to the terms of the Employment Agreement.
The Amendment revises the terms of the severance payments that Mr. Buccina would receive in the event of termination without cause or resignation for good reason to delete the previous references to “initial term” and “renewal terms” of the Employment Agreement. The Amendment provides that in the event of termination without cause or resignation for good reason, Mr. Buccina will receive a severance payment equal to two years of his base salary and will receive a stipend equal to the cost of COBRA premiums for medical and dental coverage for two years. It also provides that if, prior to February 1, 2014, the Company exercises its right not to renew the Employment Agreement and the Company and Mr. Buccina do not enter into a new employment agreement and Mr. Buccina is terminated without cause or resigns for good reason, he will be entitled to a severance payment equal to two years of his base salary. The severance payment is contingent on Mr. Buccina signing and not timely revoking a general release of claims.
The Amendment also provides that Mr. Buccina’s stock options and restricted stock shall vest in the event of a “Change of Control” (as such term is defined in the Employment Agreement). This provision had previously been included in the restricted stock agreements with Mr. Buccina. The other Change of Control provisions are substantially unchanged from the terms of the Employment Agreement.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Amendment No. 1 to Employment Agreement
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.
By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President, Chief Financial Officer and Principal Accounting Officer
Dated: April 15, 2011